Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of January 8, 2007 by and among (i) KCHS HOLDINGS, INC., a Delaware corporation (the “Company”), (ii) Kohlberg Investors V, L.P., a Delaware limited partnership, Kohlberg Partners V, L.P., a Delaware limited partnership, Kohlberg Offshore Investors V, L.P., a Delaware limited partnership, and Kohlberg TE Investors V, L.P., a Delaware limited partnership, KOCO Investors V, L.P., a Delaware limited partnership (collectively, the “Kohlberg Stockholders”), (iii) Robert Cucuel, Mary Jane Graves, Nitin Patel and the other members of management of the Company and its subsidiaries who are Stockholders and have executed this Agreement or have otherwise agreed to be bound by the provisions hereof (the “Management Stockholders”), and (iv) BLACKSTONE MEZZANINE PARTNERS II L.P., a Delaware limited partnership (“Blackstone Partners”), BLACKSTONE MEZZANINE HOLDINGS II L.P., a Delaware limited partnership (“Blackstone Holdings, and, collectively with Blackstone Partners, “Blackstone”) and S.A.C. DOMESTIC INVESTMENTS, L.P., a [Delaware] limited partnership (“SAC” and, collectively with Blackstone, the “Institutional Stockholders” and, collectively with Blackstone, the Management Stockholders and the Kohlberg Stockholders, the “Stockholders”).

This Amended and Restated Stockholders Agreement amends, restates and supersedes in its entirety the Stockholder Agreement dated as of December 1, 2006 (the “Original Stockholders Agreement”) by and among the Company, the Kohlberg Stockholders and the Management Stockholders.

The Company and the Stockholders desire to enter into certain agreements with respect to the Shares now owned or hereafter acquired by them.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

“Affiliate” of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise, and, (i) in the case of the Kohlberg Stockholders shall include any partner of any the Kohlberg Stockholders, (ii) in the case of Blackstone, shall include any partner of Blackstone Partners or Blackstone Holdings or any investment fund or other collective investment vehicle, controlled, administered or managed by any The Blackstone Group or any Person controlled by the Blackstone Group, and (iii) in the case of SAC shall include any partner of SAC or any investment fund or other collective investment vehicle, controlled, administered or managed by any affiliate of SAC Capital Advisors, L.P.

“Board” means the Company’s Board of Directors.

“Common Stock” means the Company’s common stock, par value $ .001 per share.

“Fair Market Value” of any Shares as of any date means the fair market value of the Shares (expressed on a per share basis) as of such date, as determined in good faith by the Board based on the consolidated results of operations, financial condition and future prospects of the Company and such other factors as the Company may deem appropriate. Fair Market Value shall be determined without regard to (i) any restriction on transferability or lack of marketability of the Shares or (ii) any discount for minority position.

“Independent Third Party” means any person or entity (i) which does not own in excess of 10% of the Shares on a fully-diluted basis, (ii) which is not an Affiliate of any such 10% owner of Shares, (iii) which is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Shares or (iv) which does not otherwise directly or indirectly control, is not otherwise under the direct or indirect control of, or is not directly or indirectly under common control with, the Company.

“Institutional Shares” means the Shares owned by the Institutional Stockholders and their Affiliates and transferees.

“Investor Shares” means the Shares owned by the Kohlberg Stockholders and their Affiliates and transferees.

“Management Shares” means shares of Common Stock held by the Management Stockholders and their respective Permitted Transferees.

“Shares” means all of the issued and outstanding shares of capital stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Shares” means (i) all Shares acquired by the Stockholders, and (ii) all Shares or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act, (y) to the public pursuant to Rule 144 under the Securities Act or any successor provision, or (z) pursuant to Section 2(a)(ii).

Section 2. Restrictions on Transfer.

(a) Kohlberg Right of First Refusal.

(i) Not less than 30 days prior to any proposed transfer of Management Shares, the transferring Management Stockholder shall deliver to the Kohlberg Stockholders a written notice (the “Offer Notice”) specifying in reasonable detail the number of Shares to be transferred, the identity of the transferee(s), the price (which shall be payable solely in cash) and the other terms and conditions of the proposed transfer. The Kohlberg Stockholders may elect to purchase all, but not less than all, of the Management Shares proposed to be transferred upon the terms and conditions specified in the Offer Notice by delivering to the transferring Management Stockholder a written notice of such election within the 20-day period following its receipt of the Offer Notice (the “Election Period”). The Kohlberg Stockholders will be entitled to purchase all (but not less than all) such Management Shares. The purchase of such Shares by the Kohlberg Stockholders shall be consummated within 30 days following expiration of the Election Period.

(ii) In the event that the Kohlberg Stockholders do not elect to purchase the Management Shares described in the Offer Notice, during the 30-day period following expiration of the Election Period, the transferring Management Stockholder may transfer such Management Shares to the transferee(s) specified in the Offer Notice on terms no more favorable to such transferee(s) than those specified in the Offer Notice. Any Management Shares so transferred to a transferee who is not an employee of the Company or its subsidiaries shall cease to be Management Shares for purposes of this Agreement. Any Management Shares not transferred within such 30-day period shall again be subject to Section 2(a)(i) in connection with any proposed transfer thereof.

(b) Certain Permitted Transfers. Section 2(a) shall not apply to transfers of Management Shares (i) pursuant to Section 4, 5, or 7, (ii) by will or pursuant to applicable laws of descent and distribution, or (iii) within a Management Stockholder’s family group; provided that, in connection with any such transfer, each transferee (a “Permitted Transferee”) agrees in writing to be bound by the provisions of this Agreement. Any Management Shares transferred to a Permitted Transferee shall continue to be Management Shares for purposes of this Agreement. A Management Stockholder’s “family group” means such Management Stockholder’s spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of such Management Stockholder, such Management Stockholder’s spouse and/or such Management Stockholder’s lineal descendants.

Section 3. Additional Restrictions on Transfer.

(a) Legend. The certificates representing the Shares, such certificates shall bear the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                     , 20__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY         , 2007 AMONG KCHS HOLDINGS, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

(b) Opinion of Counsel. No holder of Shares may sell, transfer or dispose of any such Shares (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel, if so requested by the Company, reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

Section 4. Sale of the Company. If each of the Board and the holders of a majority of the Shares then outstanding approves the sale of the Company to an Independent Third Party, whether by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Shares or otherwise (an “Approved Sale”), the Stockholders shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as Stockholders in connection with the consummation of such Approved Sale. Without limiting the foregoing, if the Approved Sale is structured as a sale of Shares of the Company, the Stockholders shall agree to sell all of their Shares and rights to acquire Shares on the terms and conditions approved by the Board and the holders of a majority of the Shares then outstanding. The obligations of the Stockholders with respect to any Approved Sale are subject to the condition that, (i) upon the consummation of such Approved Sale, all of the holders of Shares will receive the same form and amount of consideration per Share (giving effect to any priority contained therein and to the exercise of all option and warrants to the extent such options and warrants are vested or will vest in connection with the Approved Sale), or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option; (ii) no Stockholder will be required to grant any indemnification rights except indemnification rights which constitute identical indemnification rights (pro rata based upon the consideration received and not joint and several, other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties made by a Stockholder with respect to such Stockholder or covenants made by such Stockholder, in respect of which only such Stockholder shall be liable); (iii) no Stockholder shall be required to make any representation or warranty that is not made by all other Stockholders; and (iv) no Institutional Stockholder shall be required to enter into any restrictive covenant, including without limitation, any non-competition or non-solicitation arrangement which survives the closing of such Transfer.

Section 5. Participation Rights. Other than in connection with an Approved Sale in which all of the outstanding Shares are being transferred, not less than 15 days prior to any proposed transfer of Shares by any Kohlberg Stockholder (which term shall include any Affiliate of any Kohlberg Stockholder to which Shares have been transferred pursuant to the last sentence of this Section 5), such Kohlberg Stockholders shall deliver to the Management Stockholders and the Institutional Stockholders a written notice (the “Sale Notice”) specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Each Management Stockholder and each Institutional Stockholder may elect to participate in the proposed transfer by delivering to the Kohlberg Stockholders a written notice of such election within the 20-day period following delivery of the Sale Notice, which notice shall specify the Shares which the Management Stockholder or Institutional Stockholder, as the case may be. elects to sell as part of such transfer. If any Management Stockholders or Institutional Stockholders elect to participate in such transfer, the Kohlberg Stockholders and each such participating Management Stockholder and Institutional Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of Shares equal to the product of (i) the quotient determined by dividing the percentage of the Shares then held by the Kohlberg Stockholders or such participating Management Stockholder or Institutional Stockholder, as the case may be, by the aggregate percentage of the Shares then held by the Kohlberg Stockholders and all participating Management Stockholders and Institutional Stockholders, multiplied by (ii) the number of Shares to be sold in such proposed transfer. The participating Management Stockholders and Institutional Stockholders shall pay a pro rata portion of the transaction expenses associated with such transfer that are directly payable by the Stockholders. In connection with such proposed transfer, (i) no Stockholder will be required to grant any indemnification rights except indemnification rights which constitute identical indemnification rights (pro rata based upon the consideration received and not joint and several, other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties made by a Stockholder with respect to such Stockholder or covenants made by such Stockholder, in respect of which only such Stockholder shall be liable); (ii) no Stockholder shall be required to make any representation or warranty that is not made by all other Stockholders; and (iii) no Stockholder which is an institutional investor or investment fund shall be required to enter into any restrictive covenant, including without limitation, any non-competition or non-solicitation arrangement which survives the closing of such Transfer. This Section 5 shall not apply to transfers by the Kohlberg Stockholders or its Affiliates of less than an aggregate of 5% (together with all prior transfers) of the outstanding Shares or transfers to Affiliates of the Kohlberg Stockholders (provided that such Affiliates shall agree in writing to be bound by the terms hereof).

Section 6. Pre-Emptive Rights. After the Closing, the Company shall not issue or sell any capital stock of the Company, or any options, warrants or other rights to acquire any capital stock of the Company, or any securities convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, to any Kohlberg Stockholder or any Affiliate of a Kohlberg Stockholder (each a “Pre-Emptive Issuance” of “Securities”), except in compliance with the provisions of this Section 6.

(a) Participation Notice. Not fewer than 20 business days prior to the consummation of the Pre-Emptive Issuance, the Company shall provide a written notice to each Institutional Stockholder (the “Participation Notice”). The Participation Notice shall include the principal terms of the proposed Pre-Emptive Issuance, including (i) the amount and kind of Securities to be included in the Pre-Emptive Issuance, (ii) the price per share of the Securities (or, if such consideration is not cash, the Fair Market Value thereof), and (iii) the portion of the Pre-Emptive Issuance equal to the aggregate number of Shares held by such Stockholder immediately prior to such Pre-Emptive Issuance divided by the aggregate number of Shares outstanding immediately prior to the Pre-Emptive Issuance (the “Participation Portion”);

(b) Election to Participate. Within 10 business days after the Participation Notice, each Stockholder desiring to accept the offer pursuant to Section 6(b) shall send an irrevocable commitment (each a “Participation Commitment”) to the Company specifying the amount or proportion of Securities which such holder desires to be issued (each a “Participating Buyer”). The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided and so long as no subsequent Participation Notice is required to be delivered pursuant to this Section 6, and each such Participating Buyer shall be obligated to acquire in the Pre-Emptive

Issuance on the same terms and conditions, with respect to each share of Securities issued, such amount or proportion of Securities as such Participating Buyer shall have specified in such Participating Buyer’s Participation Commitment. Each Stockholder who does not timely deliver a Participation Commitment shall be deemed to have waived all of such holder’s rights under this Section 6 with respect to the Pre-Emptive Issuance specified in the Participation Notice, and the Company shall thereafter be free to issue the Securities specified in such Participation Notice in such Pre-Emptive Issuance, at a price not less than the price set forth in the Participation Notice and on other terms not materially more favorable in the aggregate, to the Pre-Emptive Transferees than those set forth in the Participation Notice, provided, however, that if the terms of such proposed Pre-Emptive Issuance change such that they are materially different in the aggregate than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6 separately complied with, in order to consummate such Pre-Emptive Issuance.

(c) Expiration of Commitment. If at the end of the 120th day following the date of the effectiveness of the Participation Notice the Company has not completed the Pre-Emptive Issuance on the terms and conditions specified in such Participation Notice, each Participating Buyer shall be released from its obligations under such Participating Buyer’s Participation Commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6 separately complied with, in order to consummate any Pre-Emptive Issuance subject to this Section 6.

(d) Cooperation. Each Participating Buyer shall take or cause to be taken all such commercially reasonable actions, consistent with the provisions of this Agreement, as may be necessary or appropriate in order expeditiously to consummate each Pre-Emptive Issuance to such Participating Buyer pursuant to this Section 6 and any related transactions. Without limiting the generality of the foregoing, each Participating Buyer agrees to execute and deliver such customary subscription and other customary agreements specified by the Company to which the Company will be party.

(e) Closing. The closing of a Pre-Emptive Issuance pursuant to this Section 6 shall take place at such time and place as the Company shall specify by notice to each Participating Buyer. At the closing, each Participating Buyer shall be delivered the certificates or other instruments, if any, evidencing the Securities to be issued to such Participating Buyer, against delivery by such Participating Buyer of the applicable consideration or cash equal to the Fair Market Value pursuant to Section 6(a)(ii).

(f) Retroactive Compliance. Notwithstanding the notice requirements of Section 6(a), the Company may proceed with any Pre-Emptive Issuance prior to having complied with the provisions of Section 6; provided that the Company shall promptly upon the consummation of such Pre-Emptive Issuance (and in any event prior to making any distribution in respect of Securities purchased in connection therewith and prior to consummating any subsequent Pre-Emptive Issuance) provide to each holder of Shares who would have been entitled to be given a Participation Notice in connection with such Pre-Emptive Issuance (i) with notice of such Pre-Emptive Issuance and (ii) the Participation Notice described in Section 6(a) in which the actual price per share of Securities shall be set forth, and permit each such holder to exercise such holder’s participation rights under this Section 6 with respect thereto.

(g) Exceptions. This Section 6 shall also not apply to any Person which is not an Accredited Investor.

Section 7. Registration Rights.

(a) Demand Registration. At any time after the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) 180 days after the consummation of the Company’s initial public offering of Shares under the Securities Act, the holders of a majority of the then-outstanding Investor Shares shall have the right to require the Company to effect up to two registrations of their Shares on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act (any such registration, a “Demand Registration”). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company’s notice. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities that are not Stockholder Shares. If the number of Stockholder Shares requested to be included in such registration exceeds the number of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Stockholder Shares shall be included pro rata among the holders thereof based on the percentage of the outstanding Stockholder Shares held by each such Stockholder. If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such Demand Registration shall be sold prior to the sale of any of such other securities. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the Investor Shares to be included in such Demand Registration. If, as a result of inclusion of Stockholder Shares other than Investor Shares in any Demand Registration, the holders of Investor Shares are unable to sell at least 90% of the Investor Shares requested to be included in such registration, such registration shall not count as one of the Demand Registrations afforded the holders of Investor Shares under this Section 7(a).

(b) Company Registration. In the event that the Company proposes to register any Shares under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares requested in writing to be included therein, subject to the limitations set forth in this Section 7(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares requested to be included therein exceeds the number of shares that can be sold in such offering without adversely affecting the marketability thereof, any shares to be sold by the Company in such offering shall have priority over any Stockholder Shares, and the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the number of Shares held by such Stockholder and all other holders (other than the Company) exercising similar registration rights.

(c) Costs of Registration. The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 7, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholder and the Company shall execute a customary underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations (whether several or joint and several) which are in excess of the net proceeds received by such Stockholder pursuant to such registration or relates to information not supplied by such Stockholder for inclusion in the registration statement.

(d) Initial Public Offering. Notwithstanding any other provision of this Section 7, (i) the Company shall not be required to include Stockholder Shares in a registration that relates to the Company’s initial public offering of Shares if no Stockholder Shares are sold in such offering, and (ii) the Company shall not be required to include in any registration pursuant to this Section 7 any Stockholder Shares (other than any Investor Shares in the case of a Demand Registration) that are then eligible for transfer pursuant to Rule 144 under the Securities Act or may otherwise be freely transferred without registration under the Securities Act.

(e) Other Registration Rights. The Company shall not, without the prior written consent of the holders of at least a majority of the outstanding Investor Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Investor Shares that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the date set forth in Section 7(a) or within 180 days of the effective date of any registration effected pursuant to Section 7.

Section 8. Repurchase Option. Subject to the provisions of any employment agreement with the applicable Management Stockholder, in the event that the employment with the Company or any of its subsidiaries of any Management Stockholder is terminated for any reason whatsoever (including by reason of death or disability), any Management Shares held by such Management Stockholder shall be subject to repurchase by the Company at the Company’s option as of the date of such termination at a price equal to the Fair Market Value of such Management Shares as of the date of such termination; provided that in the event such termination is for Cause, the price shall be the lesser of Fair Market Value and the original cost of such Management Shares. The Company may exercise its repurchase option at any time within 180 days following such termination by providing written notice to such Management Stockholder. To the extent that this Section 8 is inconsistent with the terms of any employment agreement or option agreement for such Management Stockholder, the terms of such employment agreement or option agreement shall control and supersede this Section 8.

Section 9. Corporate Governance.

(a) Board of Directors. Each of the Stockholders agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i) the Company shall have a Board consisting of no more than six members;

(ii) the following persons shall be elected to the Board:

(A) the Chief Executive Officer of the Company; and

(B) the remaining five representatives shall be designated by holders of a majority of the Shares owned by the Kohlberg Stockholders;

(iii) if the Person(s) entitled to designate a director pursuant to Sections 9(a)(ii)(B) fails to designate one or more of the individuals to serve on the Board pursuant to Section 9(a)(ii)(B) or if the Company does not then have a Chief Executive Officer or if any director designated by such a Person resigns or otherwise is no longer serving on the Board, such directorship(s) shall remain vacant until the Person entitled to designate such directorship(s) designates an individual(s) to serve on the Board.

(b) Inconsistent Provisions. To the extent that any provision of the Certificate of Incorporation or Bylaws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the Certificate of Incorporation or Bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

(c) Agreement to be Bound. The Company agrees that, in connection with the sale and issuance of any capital stock of the Company (or other security convertible into capital stock of the Company) after the date hereof, the Company shall require the purchasers of such securities to execute an addendum to this Agreement agreeing to be bound to the terms of this Agreement.

(d) Shares. The Stockholders agree that, to the extent that they acquire any shares of capital stock of the Company during the term of this Agreement, each Stockholder shall vote all such shares and take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) so the Board is comprised of the individuals described in Section 9(a).

Section 10. Assignment of Rights; Representations on Sale. The Kohlberg Stockholders may assign to one or more third parties its rights to purchase shares of Management Shares pursuant to Section 2, subject only to compliance with applicable securities laws. The purchasers of Management Shares pursuant to Section 2 shall be entitled to receive customary representations and warranties from the seller thereof regarding the seller’s good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Management Shares, not arising under this Agreement or federal or state securities laws.

Section 11. Transfers in Violation of Agreement. Any transfer or attempted transfer of any Management Shares, Institutional Shares or Investor Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Management Shares or Stockholder Shares as the owner of such Shares for any purpose.

Section 12. Amendment and Waiver. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be effective unless such amendment or waiver is approved in writing by the Company, the Kohlberg Stockholders, the holders of at least a majority of the then-outstanding Institutional Shares and the holders of at least a majority of the then-outstanding Management Shares. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 13. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 14. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 15. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Institutional Stockholders and the Kohlberg Stockholders and their respective successors and assigns, and the Management Stockholders and their Permitted Transferees so long as such Management Stockholders or Permitted Transferees hold Management Shares. Management Shares shall continue to constitute Management Shares following the termination of a Management Stockholder’s employment with the Company.

Section 16. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original but all of which taken together shall constitute but one instrument.

Section 17. Remedies. The Company, the Kohlberg Stockholders, the Institutional Stockholders and the Management Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Kohlberg Stockholders, the Institutional Stockholders or any Management Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 18. Notices. Any notice, payment, demand or communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be (i) delivered personally, (ii) transmitted by telecopy, or (iii) delivered by nationally recognized overnight courier service for next business day delivery, addressed as follows, or to such other address as such person may from time to time specify by notice to the parties hereto:

The Company:

KCHS Holdings, Inc.

Two Tower Bridge

One Fayette Street

Conshohocken, PA 19428

Attention: Chief Executive Officer

Fax: (610) 834-3231

with a copy to:

Kohlberg & Company, LLC

111 Radio Circle

Mt. Kisco, New York 10549

Attention: Gordon Woodward

Evan LePatner

Fax: (914) 244-3985

and

Brownstein Hyatt Farber Schreck, P.C.

410 17th Street, Suite 2200

Denver, CO 80202

Attention: Christopher Reiss

Fax: (303) 223-1111

The Kohlberg Stockholders:

Kohlberg & Company, LLC

111 Radio Circle

Mt. Kisco, New York 10549

Attention: Gordon Woodward

Evan LePatner

Fax: (914) 244-3985

The Institutional Stockholders:

Blackstone Mezzanine Partners II L.P.

Blackstone Mezzanine Holdings II L.P.

c/o Blackstone Mezzanine Advisors II L.P.

345 Park Avenue, 29th Floor

New York, New York 10154

Attention: Salvatore Gentile, or his authorized representative

Fax: (212) 583-5482

and

S.A.C. Domestic Investments, L.P.

72 Cummings Point Road

Stamford, Connecticut 06902

Attention: Mark Gudis

Fax: (203) 890-3371

in each case, with a copy (which shall not constitute notice) to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: S. Ward Atterbury

Fax: (212) 354-8113

The Management Stockholders:

To the address specified on the applicable subscription agreement executed by such Management Stockholder

Section 19. Governing Law. The General Corporation Law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

Section 20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 21. Termination; Survival. This Agreement (other than Section 7 hereof) shall terminate and be of no further force and effect upon consummation of the Company’s initial underwritten public offering of Shares registered under the Securities Act.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KCHS HOLDINGS, INC., a Delaware corporation

By:	/s/ Mary Jane Graves
Mary Jane Graves Chief Financial Officer

THE KOHLBERG STOCKHOLDERS: Kohlberg Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its General Partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

Kohlberg Partners V, L.P.

By:	Kohlberg Management V, L.L.C., its General Partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

Kohlberg Offshore Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its General Partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

Kohlberg TE Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its General Partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

KOCO Investors V, L.P.

By:	Kohlberg Management V, L.L.C., its General Partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

THE INSTITUTIONAL STOCKHOLDERS Blackstone Mezzanine Partners II L.P.

By:	Blackstone Mezzanine Associates II, L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II, L.L.C., its General Partner

By:	/s/ Salvatore Gentile
Name: Salvatore Gentile
Title: Authorized Signer

Blackstone Mezzanine Holdings II L.P.

By:	Blackstone Mezzanine Associates II, L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II, L.L.C., its General Partner

By:	/s/ Salvatore Gentile
Name: Salvatore Gentile
Title: Authorized Signer

S.A.C. Domestic Investments, L.P.

By:	S.A.C. Capital Management, LLC, its General Partner

By:	/s/ Peter A. Nussbaum
Name: Peter A. Nussbaum
Title: General Counsel

MANAGEMENT STOCKHOLDERS:

/s/ Robert Cucuel
Robert Cucuel

/s/ Mary Jane Graves
Mary Jane Graves

/s/ Nitin Patel
Nitin Patel